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                                                                    EXHIBIT 99.1

                          NZ CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON _________________, 2001

         The undersigned appoints R. Randy Stolworthy and Arnold L. Putterman, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of NZ CORPORATION, to be held on _________________, 2001, and at any adjournment or postponement thereof and authorizes them to vote as such meeting, as designated on the reverse side of this form, all the shares of common stock of NZ Corporation held of record by the undersigned on ___________________, 2001.

         IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


           (Continued, and to be signed and dated, on reverse side.)
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The undersigned hereby directs this Proxy to be voted as follows:

PLEASE MARK YOUR VOTES IN THE FOLLOWING MANNER, USING DARK INK ONLY: [X]

                                                                          FOR ALL NOMINEES             WITHHOLD
                                                                        (except as marked to         ALL NOMINEES
                                                                         the contrary below)
Proposal: Election of Class A Directors to take office
immediately upon their election and to hold office until the 2003               [ ]                       [ ]
annual meeting of stockholders of NZ or until their successors are duly elected and qualified.

Nominees: William A. Pope;
          Robert R. Hensler, Jr.;
          Ronald E. Strasburger

FOR, except vote withheld from the following nominee(s):

                                                                          FOR ALL NOMINEES             WITHHOLD
                                                                        (except as marked to         ALL NOMINEES
                                                                         the contrary below)
Proposal: Election of Class A Directors to take office upon the
effective time of the merger and to hold office until the 2003                  [ ]                       [ ]
annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees: Christopher A. Marlett;
          Phil Radlick, Ph.D.;
          William A. Pope

FOR, except vote withheld from the following nominee(s):

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
                                                                          FOR ALL NOMINEES             WITHHOLD
                                                                        (except as marked to         ALL NOMINEES
                                                                         the contrary below)

Proposal: Election of Class B Directors to take office upon the
effective time of the merger and to hold office until the 2002                  [ ]                       [ ]
annual meeting of stockholders or until their successors are duly elected and qualified. Nominees: Bill E. Cham, Ph.D.; Gary S.
Roubin, M.D., Ph.D.; Frank M. Placenti

FOR, except vote withheld from the following nominee(s):

                                                                              FOR           AGAINST         ABSTAIN
Proposal: To approve the merger of Lipid Sciences, Inc. with and              [ ]             [ ]             [ ]
into NZ Corporation, and to approve all other transactions
described in the Agreement and Plan of Merger, dated as of July
9, 2001, a copy of which is included in Annex A to the joint proxy statement/prospectus.

Proposal: To amend the Articles of Incorporation of NZ to change              [ ]             [ ]             [ ]
the name of NZ Corporation to "Lipid Sciences, Inc.", the text of which amendment appears in Annex G to the joint proxy
statement/prospectus.

Proposal: To amend Article 3 of the Articles of Incorporation of              [ ]             [ ]             [ ]
NZ to increase the number of authorized shares of NZ capital stock from 40,000,000 to 85,000,000 and the authorized shares of common stock from 30,000,000 to 75,000,000, the text of which amendment appears in Annex G to the joint proxy
statement/prospectus.

Proposal: To amend Article 4 of the Articles of Incorporation of              [ ]             [ ]             [ ]
NZ to delete the provision requiring each director of NZ to also be a stockholder of NZ, the text of which amendment appears in
Annex G to the joint proxy statement/prospectus.

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
                                                                              FOR           AGAINST         ABSTAIN
Proposal: To amend the Articles of Incorporation of NZ to provide             [ ]             [ ]             [ ]
for the right of Sun NZ, L.L.C. to nominate one-third of the number of NZ directors if the entire Board of Directors of NZ consists of nine or more persons or two directors if the entire
Board of Directors of NZ consists of eight or less persons,
subject to reduction or elimination of that representation right if Sun NZ fails to meet minimum shareholding requirements, the text of which amendment appears in Annex G to the joint proxy statement/prospectus.

Proposal: to approve the 2001 Performance Equity Plan, a copy of              [ ]             [ ]             [ ]
which is included in Annex E to the joint proxy
statement/prospectus.

At the proxies' discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Dated: ___________________, 2001.

Signature(s): _______________________________________________

         This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate, if shares are held by joint tenants or as community property, all stockholders should sign.